Exhibit 99.1

AYRO Announces Third Quarter 2023 Financial Results and Provides Corporate Update

ROUND ROCK, TX (November 20, 2023) – AYRO, Inc. (NASDAQ: AYRO) (“AYRO” or the “Company”), a designer and manufacturer of electric, purpose-built delivery vehicles and solutions for micro distribution, micro-mobility, and last-mile delivery, announces financial results for the third quarter ended September 30, 2023.

Recent Financial Highlights:

●	Recognized first revenue from new AYRO Vanish units in the third quarter of 2023
●	Adjusted EBITDA in the third quarter of 2023 was ($5.2) million vs. ($4.8) million in the prior year period
●	Approximately $47.9 million in cash and equivalents, marketable securities, and restricted cash at September 30, 2023

“The third quarter of 2023 was marked by a number of significant milestones for the Company,” commented AYRO CEO Tom Wittenschlaeger. “We successfully completed homologation for the AYRO Vanish Low-Speed Electric Vehicle, the first vehicle on our new Common Core Chassis design platform and received all necessary regulatory certifications that allowed us to confidently enter Low-Rate Initial Production, or “LRIP.” We began placing finished AYRO Vanish units with potential customers, distributors, upfitters, and potential strategic partners and see that as a continued objective for the remainder of 2023. We also recognized the first revenue from sales of the AYRO Vanish through initial units placed with hospitality provider Cruising Kitchens. In addition, we were awarded an additional four patents over the last three months to further strengthen our intellectual property portfolio.

“As 2023 draws to a close, we maintain our focus on continuing to manufacture additional AYRO Vanish units under our LRIP program. We expect our manufacturing team to continue to gain efficiencies in the assembly process along the way, which will prove pivotal as we look to transition from LRIP to full production over the next few months. Ensuring that our supply chain is up to the task of meeting our expected higher order and inventory demands is also a focus in LRIP, and while, thus far we have not encountered any material delays or issues on this front, we are highly vigilant on supply chain continuity as we ramp production rates upwards.

“As we transition to full production, we expect our cost of goods sold for each completed AYRO Vanish unit to decline. Currently in LRIP, we are using components that were purchased under prototype pricing and using machinery, tools, and dies appropriate for limited production quantities. Once we move to full production, components will be delivered using advanced equipment designed for higher throughput. Thus, we expect our bill of materials to decline, allowing us to recognize sequentially higher margins on each vehicle. In the automotive world, this is a common practice and is very well understood. The end result of this manufacturing dynamic, combined with our expected underlying production ramp, means we are currently forecasting reaching break-even on a per-unit basis during the second half of 2024. We believe our strong balance sheet and nearly $48 million in cash and cash equivalents, marketable securities and restricted cash at the end of the third quarter will be more than sufficient to reach that future milestone,” concluded Mr. Wittenschlaeger.

Third Quarter 2023 Earnings Conference Call

AYRO management will host a conference call at 8:30 a.m. ET on Tuesday, November 21, 2023 to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-833-953-2436 (domestic) or 1-412-317-5765 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the AYRO, Inc. conference call.

The conference call will also be available through a live webcast that can be accessed at:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=cYTHGDb8 or via the Company’s website at https://ir.ayro.com/news-events/ir-calendar.

The webcast replay will be available until February 21, 2023 and can be accessed through the above links. A telephonic replay will be available until December 5, 2023 by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using access code 1097576.

About AYRO

AYRO designs and produces zero emission vehicles and systems that redefine the very nature of sustainability. Our goal is to craft solutions in a way that leaves minimal impact on not only carbon emissions, but the space itself. From tire tread, fuel cells, sound, and even discordant visuals, we apply engineering and artistry to every element of our product mix. The AYRO Vanish is the first in this new product roadmap. For more information, visit www.ayro.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “expect,” “may,” “plan,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements and include the development and launch of the AYRO Vanish. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: AYRO’s success depends on its ability to complete the development of and successfully introduce new products; AYRO may experience delays in the development and introduction of new products; the ability of AYRO’s suppliers to deliver parts and assemble vehicles; the ability of the purchaser to terminate or reduce purchase orders; AYRO has a history of losses and has never been profitable, and AYRO expects to incur additional losses in the future and may never be profitable; AYRO faces risks associated with litigation and claims; AYRO may be unable to replace lost manufacturing capacity on a timely and cost-effective basis, which could adversely impact its operations and ability to meet delivery timelines; the market for AYRO’s products is developing and may not develop as expected and AYRO, accordingly, may never meet its targeted production and sales goals; AYRO’s limited operating history makes evaluating its business and future prospects difficult and may increase the risk of any investment in its securities; AYRO may experience lower-than-anticipated market acceptance of its vehicles; developments in alternative technologies or improvements in the internal combustion engine may have a materially adverse effect on the demand for AYRO’s electric vehicles; the markets in which AYRO operates are highly competitive, and AYRO may not be successful in competing in these industries; AYRO may become subject to product liability claims, which could harm AYRO’s financial condition and liquidity if AYRO is not able to successfully defend or insure against such claims; increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion cells, chipsets and displays, could harm AYRO’s business; AYRO may be required to raise additional capital to fund its operations, and such capital raising may be costly or difficult to obtain and could dilute AYRO stockholders’ ownership interests, and AYRO’s long term capital requirements are subject to numerous risks; AYRO may fail to comply with evolving environmental and safety laws and regulations; and AYRO is subject to governmental export and import controls that could impair AYRO’s ability to compete in international market due to licensing requirements and subject AYRO to liability if AYRO is not in compliance with applicable laws. A discussion of these and other factors with respect to AYRO is set forth in our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. Forward-looking statements speak only as of the date they are made and AYRO disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investor inquiries:

CORE IR

investors@ayro.com

516-222-2560

Non-GAAP Financial Measures

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance, and we believe it may be used by certain investors as a measure of our operating performance. Adjusted EBITDA is defined as income (loss) from operations before interest income and expense, income taxes, depreciation, amortization of intangible assets, amortization of discount on debt, impairment of long-lived assets, stock-based compensation expense and certain non-recurring expenses.

Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles in the United States, or GAAP. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash and non-recurring expenses allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Adjusted EBITDA may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results.

Below is a reconciliation of Adjusted EBITDA to net loss for the three months ended September 30, 2023 and 2022 and for the nine months ended September 30, 2023 and 2022, respectively:

AYRO, INC. AND SUBSIDIARIES

EBITDA RECONCILIATION TABLE

(UNAUDITED)

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,287,902	$39,096,562
Restricted Cash	10,000,000	-
Marketable securities	34,627,782	9,848,804
Accounts receivable, net	143,990	510,071
Inventory, net	4,346,610	970,381
Prepaid expenses and other current assets	3,085,303	1,478,845
Total current assets	55,491,588	51,904,663

Property and equipment, net	3,499,299	2,192,337
Operating lease – right-of-use asset	716,957	819,401
Deposits and other assets	90,642	73,683
Total assets	$59,798,486	$54,990,084

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$826,924	$1,107,215
Accrued expenses	992,966	964,937
Current portion lease obligation – operating lease	192,170	165,767
Total current liabilities	2,012,060	2,237,919

Derivative liability	1,931,000	-
Warrant liability	20,065,440	-
Lease obligation - operating lease, net of current portion	552,728	693,776
Total liabilities	24,561,228	2,931,695

Commitments and contingencies
MEZZANINE EQUITY
Series H-7 Convertible redeemable preferred stock, ($0.0001 par value and $1,000 face value, 22,000 shares authorized; 22,000 shares issued and outstanding at September 30, 2023, and 0 shares at December 31, 2022, respectively). Liquidation preference of $22,244,000 as of September 30, 2023	7,925,309	-
STOCKHOLDERS’ EQUITY
Preferred Stock, (authorized – 20,000,000 shares)	-	-
Convertible Preferred Stock Series H, ($0.0001 par value; authorized – 8,500 shares; issued and outstanding – 8 shares as of September 30, 2023, and December 31, 2022, respectively)	-	-
Convertible Preferred Stock Series H-3, ($0.0001 par value; authorized – 8,461 shares; issued and outstanding – 1,234 shares as of September 30, 2023, and December 31, 2022, respectively)	-	-
Convertible Preferred Stock Series H-6, ($0.0001 par value; authorized – 50,000 shares; issued and outstanding – 50 shares as of September 30, 2023, and December 31, 2022, respectively)	-	-
Common Stock, $0.0001 par value; authorized – 200,000,000 shares; issued and outstanding – 4,890,137 and 4,655,205 as of September 30, 2023 and December 31, 2022, respectively)	489	466
Additional paid-in capital	132,549,618	133,227,507
Accumulated deficit	(105,238,158)	(81,169,584)
Total stockholders’ equity	27,311,949	52,058,389
Total liabilities, mezzanine equity and stockholders’ equity	$59,798,486	$54,990,084

AYRO, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$88,395	$373,186	$341,023	$2,381,592
Cost of goods sold	231,837	955,003	783,656	4,959,660
Gross loss	(143,441)	(581,817)	(442,633)	(2,578,068)

Operating expenses:
Research and development	1,335,167	1,837,510	5,870,555	3,749,714
Sales and marketing	390,684	384,748	1,529,637	1,566,790
General and administrative	4,370,684	3,000,156	10,461,733	8,446,785
Total operating expenses	6,096,535	5,222,414	17,861,925	13,763,289

Loss from operations	(6,239,976)	(5,804,231)	(18,304,558)	(16,341,357)

Other income (expense):
Interest Income	35,557	51,792	370,387	71,389
Change in FV-Warrant Liability	(10,095,960)	-	(10,095,960)	-
Change in FV-Derivative Liability	3,216,000	-	3,216,000	-
Unrealized gain (loss) on marketable securities	403,996	(32,135)	602,211	(75,204)
Realized gain on marketable securities	90,812	103,000	143,344	110,490
Other income (expense), net	(6,349,596)	122,657	(5,764,018)	106,675

Net loss	(12,589,572)	(5,681,574)	(24,068,576)	(16,234,682)

Preferred stock dividends	(244,000)	-	(244,000)	-
Accretion of discounts to redemption value of H-7 convertible preferred stock	(1,165,635)	-	(1,165,635)	-
Deemed Dividend (Series H-5 warrants)	(199,000)	-	(199,000)	-

Net loss attributable to Common Stockholders	$(14,198,207)	$(5,681,574)	$(25,677,211)	$(16,234,682)

Net loss per share, basic and diluted	$(2.99)	$(1.23)	$(5.47)	$(3.51)

Basic and diluted weighted average Common Stock outstanding	4,744,229	4,636,829	4,698,104	4,624,437

AYRO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,068,576)	$(16,234,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	781,852	442,890
Stock-based compensation	731,768	923,844
Change in FV-Derivative Liability	(3,216,000)	-
Change in FV-Warrant Liability	10,095,960	-
Amortization of right-of-use asset	123,885	155,308
Bad debt expense	292,010	2,136
Unrealized gain on marketable securities	(602,211)	75,204
Realized gain on marketable securities	(143,344)	(110,490)
Impairment of inventory and prepaid	-	2,351,947
Change in operating assets and liabilities:
Accounts receivable	74,072	510,922
Inventory	(3,376,229)	462,025
Prepaid expenses and other current assets	(1,606,457)	(1,430,565)
Deposits and other assets	(500)	18,798
Accounts payable	(280,291)	516,347
Accrued expenses	28,029	(473,953)
Lease obligations - operating leases	(136,086)	(168,935)
Net cash used in operating activities	(21,302,119)	(12,959,204)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,076,070)	(970,557)
Change in marketable securities	(24,033,422)	(15,755,310)
Purchase of intangible assets	(29,204)	(46,546)
Net cash used in by investing activities	(26,138,696)	(16,772,413)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from private placement of preferred stock, net of transaction costs	21,632,156	-
Net cash provided by financing activities	21,632,156	-

Net change in cash, cash equivalents and restricted cash	(25,808,660)	(29,731,616)

Cash, cash equivalents and restricted cash, beginning of period	39,096,562	69,160,466

Cash, cash equivalents and restricted cash, end of period	$13,287,902	$39,428,850

Supplemental disclosure of cash and non-cash transactions:
Accrual of Series H-7 Convertible Preferred Stock Dividends	$244,000	$-
Restricted Stock issued previously accrued	$-	$329,381
Initial fair value of warrant liability	$9,969,480	$-
Initial fair value of derivative liability	$5,147,000	$-
Deemed Dividend H-5 Warrants	$-	$-
Accretion of discounts to redemption value of H-7 convertible preferred stock	$1,165,635	$-
Accrued fixed assets	$-	$193,053

Supplemental disclosure of restricted cash:
Cash and cash equivalents	$3,287,902	$39,428,850
Restricted Cash	$10,000,000	$-
Total cash, cash equivalents and restricted cash	$13,287,902	$39,428,850